UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2021

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On January 14, 2021, Fluent, Inc. (the "Company") issued a press release announcing preliminary financial metrics for the fourth quarter and full year ended December 31, 2020. Additionally, the Company is scheduled to present at the 23rd Annual Needham Growth Conference on Friday, January 15 at 9:15am Eastern time and will participate in one-on-one meetings throughout the course of the day. The presentation will be webcast live and archived at https://wsw.com/webcast/needham103/flnt/2254200. The Company has made an investor presentation available on the Investor Relations section of its website at http://investors.fluentco.com/. The press release and investor presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

The information included herein and in Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, issued January 14, 2021

99.2	Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

January 14, 2021	By:	/s/ Ryan Schulke
	Name:	Ryan Schulke
	Title:	Chief Executive Officer